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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 2000 included in TeleTech Holdings, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement on Form S-4.

                                            /s/ Arthur Andersen LLP

Denver, Colorado
  October 5, 2000